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                                                                 EXHIBIT 10.18
                              [DATE]



[OPTIONEE]
[ADDRESS 1]
[ADDRESS 2]

Dear [FIRST NAME]:

     Under the terms and conditions of the 1993 Stock Option Plan (the "Plan") of Tanisys Technology, Inc., a Wyoming corporation (the "Company"), a copy of which is attached hereto and incorporated herein by reference, the Company hereby grants to you the option to purchase [NO. OF SHARES] shares of the Company's Common Stock, no par value, at the price of U.S. $[PRICE] per share, subject to adjustment as provided in the Plan. This option shall constitute a "nonqualified" option within the meaning of Paragraph 4(b) of the Plan.

     This option may be exercised only in the manner prescribed by Paragraph 10 of the Plan as follows:

          1. [1/3 OF SHARES] shares subject to option hereunder are exercisable after one year from the date hereof;

          2. [1/3 OF SHARES] shares subject to option hereunder are exercisable after two years from the date hereof; and

          3. [1/3 OF SHARES] shares subject to option hereunder are exercisable after three years from the date hereof,

provided to the extent not exercised, such installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, subject to termination of this option.

     This option shall be for a term commencing on the date hereof and ending [EXPIRATION DATE], provided that this option shall terminate on the earlier of such expiration date or upon termination of employment or other relationship with the Company as set forth in Paragraph 12 of the Plan. This option is not assignable or transferable otherwise than by will or under the laws of descent and distribution.


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     The optionee hereby accepts and agrees to be bound by all the terms and conditions of the Plan. The optionee hereby represents that he or she is a(n) [DIRECTOR, EMPLOYEE, CONSULTANT] of the Company.

     Notwithstanding anything to the contrary herein, this option shall not be exercisable and the Company shall not be required to issue any shares hereunder unless (a) a registration statement under the Securities Act of 1933 and any applicable state securities or "blue sky" laws is in effect with respect to the shares of common stock covered by this option, or (b) unless in the opinion of counsel for the Company such registration is not then required.

     This letter agreement and the Plan constitute and express the entire agreement of the parties with respect to the option. This option shall be subject to and shall comply with the rules and regulations of the Vancouver Stock Exchange, the Securities Act of British Columbia, and its securities regulatory authorities as long as the common stock of the Company is listed on the Vancouver Stock Exchange.

                              Very truly yours,

                              TANISYS TECHNOLOGY, INC.



                              By:
                                -----------------------------------------
                                   Mark C. Holliday, Chairman and CEO

ACCEPTED:



-------------------------
[OPTIONEE]


Date:
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